CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report on First Essex Bancorp, Inc. dated January 26, 1999, included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (File Nos. 33-21292, 333-22183 and 333-35057).

                                           ARTHUR ANDERSEN LLP

                                           /s/ Arthur Andersen LLP


Boston, Massachusetts
March 26, 1999